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                                                                    Exhibit 24.2

                              ROADWAY EXPRESS, INC.

                            401(k) STOCK SAVINGS PLAN

                       REGISTRATION STATEMENT ON FORM S-8

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned members of the Roadway Express, Inc. 401(k) Stock Savings Plan Committee, constituting all of the members in office at the date hereof, hereby constitutes and appoints Michael W. Wickham, J. Dawson Cunningham and John J. Gasparovic, and each of them, with full power of substitution and resubstitution as the true and lawful attorney-in-fact and agent of the undersigned to sign and file on his behalf and in his name, place and stead, in any and all capacities, under the Securities Act of 1933, one or more Registration Statements on Form S-8 relating to the Registration, offer and sale of participations and participation interests in the Roadway Express, inc. 401 (k) Stock Savings Plan, as the same may from time to time hereafter be amended or restated (the "Plan"), and any and all amendments and exhibits thereto, including post-effective amendments, and any and all applications or other documents to be filed with the Securities and Exchange Commission or any state regulatory authority, including any state securities regulatory board or commission, pertaining to the securities subject to such registrations, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, hereby ratifying and approving the acts of said member.

         EXECUTED this 11th day of July, 2001.


/s/ J. Dawson Cunningham                                    /s/ James D. Staley
------------------------------------                        -------------------
J. Dawson Cunningham                                        James D. Staley

/s/ Thomas V. Lopienski
------------------------------------
Thomas V. Lopienski






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